SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BA MERCHANT SRVCS

          GABELLI FOUNDATION
                                 2/22/99            5,000            20.2500
          GABELLI FUNDS, LLC
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 2/22/99           20,000            20.2700
               THE GABELLI EQUITY TRUST,INC.
                                 2/16/99           50,000            20.2700
                                 2/16/99           40,000            20.2375
               THE GABELLI ABC FUND
                                 2/22/99           16,000            20.2700
          GAMCO INVESTORS, INC.
                                 2/22/99           25,000            20.2700
                                 2/23/99            5,000            20.2500
                                 2/18/99           10,000            20.1875
                                 2/17/99           20,000            20.1875
                                 2/16/99            3,300            20.1250
                                 2/11/99           54,500            20.2375















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.